Exhibit 10.27

AMENDMENT NO. 1 TO
STERIS PLC MANAGEMENT INCENTIVE COMPENSATION PLAN
(As Assumed, Amended and Restated Effective March 28, 2019)

WHEREAS, on March 28, 2019, the Redomiciliation of STERIS plc, a public limited company organized under the laws of England and Wales, from the United Kingdom to Ireland (the “Redomiciliation”) pursuant to a court-approved scheme of arrangement under English law (the “Scheme”), was completed.

WHEREAS, in connection with the Redomiciliation, effective March 28, 2019 the STERIS plc Management Incentive Compensation Plan was assumed, amended and restated by the Company.

WHEREAS, the Company now desires to further amend the Plan as so assumed, amended and restated (“Plan”).

NOW, THEREFORE:

1.	Section 2 of the Plan is amended and restated in its entirety effective as of the date of execution hereof to provide as follows:
“2.    Eligibility. Participation in the Plan will be limited to those key employees that are selected for participation on an annual basis and will normally include employees at or above the rank of Manager. Key employees selected for participation each year will be notified of their participation and given the parameters for bonus calculations early in the fiscal year.

A participant will be eligible to receive a bonus earned under the Plan for a particular fiscal year if and only if he or she remains in the employ of the Company through the end of that fiscal year, and in the case of a participant who resides in a European or Asia Pacific country, other than a U.S. expatriate residing in a European or Asia Pacific country, also remains in the employ of the Company through the date such bonus would otherwise be payable, unless otherwise determined by the CEO of STERIS, or with respect to executive officers and other senior managers reporting to the CEO of STERIS, by the Compensation Committee of the Board of Directors of STERIS (“Committee”).”

2.	Except as modified hereby, the Plan shall remain in full force and effect and unmodified.
IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed as of this 2nd day of March 2020.

STERIS plc

By: /s/ J. Adam Zangerle
Name: J. Adam Zangerle
Title:     Senior Vice President,
General Counsel and Corporate Secretary